UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2010

TRIM HOLDING GROUP

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-29449 (Commission File Number)	20-0937461 (IRS Employer Identification No.)
300 Center Ave. Ste. 202 Bay City, MI (Address of principal executive offices)		48708 (Zip Code)

Registrant’s telephone number, including area code: (989) 891-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2010, a majority of the shareholders of Trim Holding Group (the “Company”), by written consent, elected John B. Mitchell to serve on the Company’s Board of Directors, together with the Company’s existing directors, Louis Bertoli and Nitin Amersey, until his successor is duly elected and qualified.

John B. Mitchell is a Professor of Finance at Central Michigan University since 1975. Mr. Mitchell is also the Founder and President of the Chippewa Watershed Conservancy, a land trust operating in Clare, Isabella, Gratiot, Mecosta, and Montcalm counties of Michigan. Mr. Mitchell has co-authored articles such as, “Financial Implications of Accounting for Human Resources Using a Liability Model” published in the Journal of Human Resource Costing & Accounting, 2008 volume 12; “Publication vs. Citation: Impact on Scholarly Contribution” published in Advances in Financial Education, Fall 2005; “Citation Patterns in the Finance Literature” published in Financial Management 30, Autumn 2001; and the “Stock Market Reaction to Plant Closings” published in American Journal of Business, 1993 volume 8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Trim Holding Group

(Registrant)

Date: May 21, 2010 By: /S/ Louis Bertoli

Louis Bertoli

President, Chief Executive Officer

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